Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Reports Fourth Quarter 2009

and Full Year Financial Results

Company Achieves 15% Overall Revenue Growth for the Fourth Quarter;

Quarterly Product and License Revenue Grows 128%;

Quarterly Adjusted EBITDA Excluding Litigation Improves To $1.0 million

(ROANOKE, VA, March 4, 2010) – Luna Innovations Incorporated (NASDAQ: LUNA), a company focusing on sensing, instrumentation and nanotechnology, today announced its financial results for the fourth quarter and year ended December 31, 2009.

As compared to the same quarter last year, fourth quarter 2009 revenues grew by 15%, from $7.4 million to $8.5 million, while gross profit increased from $2.3 million to $3.2 million. The company also reported net income for the quarter of $24.9 million, largely due to changes in costs accrued with respect to litigation reserves due to the settlement of litigation with Hansen Medical. Excluding the impact of that one-time benefit, the company would have reported a net loss of $1.7 million for the fourth quarter of 2009 compared to a net loss of $2.2 million for the fourth quarter of 2008. Adjusted EBITDA, excluding litigation and reorganization related costs, improved from break-even in the fourth quarter of 2008 to positive $1.0 million in the fourth quarter of 2009, the upper end of the range previously announced by the company.

For the full year, revenues declined by 6%, from $36.9 million in 2008 to $34.6 million in 2009. Net loss increased from $6.3 million in 2008 to $20.4 million in 2009 due to the costs, including impairment of intangible assets, recognized in connection with the company’s litigation with Hansen Medical and reorganization during 2009. Adjusted EBITDA excluding litigation and bankruptcy related costs improved from $0.3 million in 2008 to $2.3 million in 2009.

Kent Murphy, Chief Executive Officer, provided this overview of Luna’s results: “I am very pleased with the enhancements we continue to make in our financial results as well as our progress in operations. We have started to see some recovery in our product and license business segment which, coupled

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LUNA INNOVATIONS INCORPORATED	Luna Q409 Earnings, Page 2

with our operating expense reductions, has resulted in a significant improvement over the fourth quarter of last year. With the Hansen litigation and Chapter 11 proceedings behind us, we look forward to focusing all of our resources and attention on activities that bring long term value to our shareholders.”

Fourth Quarter Financial Highlights

— Total revenues for the fourth quarter of 2009 increased 15% compared to the fourth quarter of 2008.

— Product and license revenues grew 128% to approximately $3.1 million in the fourth quarter of 2009, compared to $1.4 million in the fourth quarter of 2008. Technology Development revenues decreased to $5.5 million, or 10%, compared to $6.0 million for the fourth quarter of 2008.

— Gross profit for the fourth quarter of 2009 increased to $3.2 million, or 37% of total revenues, from $2.3 million, or 31% of total revenues, for the corresponding period of 2008.

— Selling, general and administrative expenses decreased 16% to $3.3 million, or 39% of total revenues, from $4.0 million, or 54% of total revenues in the fourth quarter of 2008.

— Total operating expenses excluding litigation and reorganization costs decreased to $3.4 million, or 40% of total revenues, from $4.0 million, or 54% of total revenues in the fourth quarter of 2008.

— Adjusted EBITDA excluding litigation and bankruptcy related items increased to $1.0 million in the fourth quarter of 2009 from break-even in the fourth quarter of 2008.

— Net income improved to positive $24.9 million for the fourth quarter of 2009 compared to a net loss of $2.2 million for the fourth quarter of 2008, primarily driven by reductions in amounts accrued with respect to the Hansen litigation.

— Cash and cash equivalents totaled $5.23 million at December 31, 2009, as compared to $15.52 million at December 31, 2008.

Fourth Quarter Business Highlights

— Reached settlement with Hansen Medical resolving outstanding litigation and providing for emergence from Chapter 11 in January 2010.

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— Acquired the intellectual property assets of Tego Biosciences, the company’s main competitor in the field of nanomedicine, expanding Luna’s intellectual property portfolio and reinforcing the company’s competitive advantage in this emerging technology area.

— Received orders in the fourth quarter of 2009 for approximately $2.4 million in test & measurement products compared to $1.4 million in orders received in the same quarter in 2008, representing a total increase in orders received of 71% in the fourth quarter of 2009 versus the same quarter of 2008.

2009 Full Year Financial Highlights

— Revenues declined approximately 6% from $36.9 million in 2008 to $34.6 million in 2009.

— Operating expenses increased from $21.3 million in 2008 to $32.1 million in 2009. Excluding costs recognized as a result of litigation and bankruptcy related items, operating expenses decreased from approximately $19.1 million in 2008 to $15.5 million in 2009.

— Adjusted EBITDA excluding litigation improved from positive $0.3 million in 2008 to $2.3 million in 2009.

— Net loss increased to $20.4 million for 2009 compared to a net loss of $6.3 million for 2008, primarily resulting from the costs associated with litigation, settlement, impairment of intangible assets, and reorganization costs in 2009.

Comparison to Previously Disclosed Fourth Quarter 2009 Estimated Range

Technology development revenues of $5.5 million were within our previously estimated range of $5.2 million to $5.6 million.

Product and license revenues of $3.1 million were within our previously estimated range of $2.9 million to $3.1 million.

Gross margin of $3.2 million was within our previously estimated range of $3.0 million to $3.2 million.

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LUNA INNOVATIONS INCORPORATED	Luna Q409 Earnings, Page 4

Net income of $24.9 million was above our previously estimated range of $23.5 million to $24.0 million due primarily to the impact of a lower price per share of Luna common stock issued to Hansen Medical as part of the litigation settlement, as described in footnote (1) of our January 11, 2010 earnings release.

Adjusted EBITDA excluding litigation and reorganization related costs of $1.0 million was within our previously estimated range of $0.5 million to $1.0 million.

Outlook 2010

For 2010, the company anticipates continued growth in both its product and license segment and its technology development business segment. The company currently expects total revenue for 2010 to be in the range of $35.5 million to $38 million, consisting of product and license revenue of $9.5 million to $11 million and technology development revenue of $26.0 million to $27.0 million. Also for 2010, the company anticipates a net loss in the range of $2.8 million to $3.5 million with positive adjusted EBITDA of $2.4 million to $3.9 million. For the first quarter of 2010, the company expects revenue of approximately $7.0 million to $7.5 million and a net loss of approximately $1.5 million to $1.8 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results and business developments for 2009 and expectations for 2010.

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The call can be accessed by dialing 1.866.804.6923 domestically or 1.857.350.1669 internationally prior to the start of the call. The access code is 79052173. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, http://www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation, and pharmaceutical nanomedicines. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward Looking Statements:

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding, but not limited to: expectations regarding financial results for the first quarter of and full year 2010, improvements in operations, and competitive position in the field of nanomedicine. Statements that describe the Company’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including the fact that the outlook for the first quarter of and full year 2010 could change, lower sales and revenues and higher expenses, patent issues, and also include, without limitations, those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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LUNA INNOVATIONS INCORPORATED	Luna Q409 Earnings, Page 6

Luna Innovations Incorporated

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Technology development	$5,455,505	$6,042,895	$25,322,889	$26,838,592
Product and license	3,086,123	1,353,653	9,248,998	10,059,728

Total	8,541,628	7,396,548	34,571,887	36,898,320

Cost of revenues:
Technology development	3,890,044	4,067,511	17,238,571	17,626,495
Product and license	1,461,227	1,008,368	4,576,783	5,231,067

Total	5,351,271	5,075,879	21,815,354	22,857,562

Gross profit	3,190,357	2,320,669	12,756,533	14,040,758

Operating expense:
Selling, general, and administrative	3,311,760	3,960,749	16,345,578	17,688,065
Research, development, and engineering	531,490	907,607	2,874,666	3,646,590
Litigation reserve	(26,633,915)	—	9,669,728	—
Impairment of intangible assets	—	—	1,310,598	—
Reorganization costs	1,024,936	—	1,897,580	—

Total	(21,765,729)	4,868,356	32,098,150	21,334,655

Operating income/(loss)	24,956,086	(2,547,687)	(19,341,617)	(7,293,897)

Other income/(expense)
Interest expense, net	(80,997)	(144,156)	(503,699)	(189,501)
Other	18,902	530,630	735	1,197,755

Total	(62,095)	386,474	(502,964)	1,008,254

Income (loss) before income taxes	24,893,991	(2,161,213)	(19,844,581)	(6,285,643)

Income tax expense	—	—	600,000	—

Net income/(loss)	$24,893,991	$(2,161,213)	$(20,444,581)	$(6,285,643)

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LUNA INNOVATIONS INCORPORATED	Luna Q409 Earnings, Page 7

Luna Innovations Incorporated

Consolidated Balance Sheets

	December 31, 2009	December 31, 2008
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,228,802	$15,518,960
Accounts receivable, net	7,203,203	7,332,034
Refundable income taxes	—	98,092
Inventory	2,890,364	2,828,991
Other current assets	1,290,496	342,598

Total current assets	16,612,865	26,120,675

Property and equipment, net	4,129,015	5,363,957
Intangible assets, net	580,785	1,813,643
Deferred tax asset	—	600,000
Other assets	435,259	118,292

Total assets	$21,757,924	$34,016,567

Liabilities and stockholders’ equity (deficit)
Liabilities not subject to compromise
Current portion of long term debt	$—	$1,428,572
Current portion of capital lease obligation	7,510	17,396
Accounts payable	1,142,267	2,667,192
Accrued liabilities	3,379,339	5,161,308
Deferred credits	1,027,016	1,854,282

Total liabilities not subject to compromise	5,556,132	11,128,750

Liabilities subject to compromise	19,062,000	—

Long term debt	—	8,571,428

Total liabilities	24,618,132	19,700,178

Stockholders’ equity (deficit)
Common stock	11,352	11,138
Additional paid-in capital	41,228,698	37,960,928
Accumulated deficit	(44,100,258)	(23,655,677)

Total stockholders’ equity (deficit)	(2,860,208)	14,316,389

Total liabilities and stockholders’ equity (deficit)	21,757,924	34,016,567

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Luna Innovations Incorporated

Statement of Cash Flows

	Year ended December 31,
	2009	2008
	(unaudited)
Cash used in operating activities
Net loss	$(20,444,581)	$(6,285,643)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,853,188	1,933,566
Impairment of intangible assets	1,310,598	—
Share-based compensation	3,216,778	2,867,487
Deferred tax expense	600,000	—
Reorganization expense in excess of cash payments	738,026	—
Change in assets and liabilities
Accounts receivable	128,830	2,384,576
Refundable income taxes	98,092	297,970
Inventory	(1,227,780)	(1,566,809)
Other assets	(98,458)	(59,322)
Accounts payable and accrued expenses	347,355	(157,628)
Litigation reserve	9,669,728	—
Deferred credits	(827,266)	(172,536)

Net cash used in operating activities	(4,635,490)	(758,339)

Cash used in investing activities
Acquisition of property and equipment	(53,111)	(391,210)
Intangible property costs	(642,875)	(536,251)

Net cash used in investing activities	(695,986)	(927,461)

Cash from (used in) financing activities
Payments on capital lease obligations	(9,886)	(11,160)
Proceeds from (payment of) debt obligations	(5,000,000)	5,000,000
Proceeds from exercise of options	51,204	168,975

Net cash from (used in) financing activities	(4,958,682)	5,157,815

Net change in cash	(10,290,158)	3,472,015
Cash and cash equivalents, beginning of period	15,518,960	12,046,945

Cash and cash equivalents, end of period	$5,228,802	$15,518,960

Luna Innovations Incorporated

Reconciliation of EBITDA and Adjusted EBITDA to Net Income/(Loss)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net income/(loss)	$24,893,991	$(2,161,213)	$(20,444,581)	$(6,285,643)
Interest	80,997	144,156	503,699	189,501
Taxes	—	—	600,000	—
Depreciation and amortization	348,977	507,709	1,853,188	1,933,566

EBITDA	25,323,965	(1,509,348)	(17,487,694)	(4,162,576)

Share-based compensation	837,810	704,020	3,216,778	2,867,487
Litigation reserve/(settlement)	(26,633,915)		9,669,728	(667,125)
Impairment of intangible assets	—	—	1,310,598	—

Adjusted EBITDA	(472,140)	(805,328)	(3,290,590)	(1,962,214)

Costs of reorganization and Hansen litigation	1,474,137	853,159	5,629,145	2,213,248

Adjusted EBITDA excluding reorganization and Hansen litigation	$1,001,997	$47,831	$2,338,555	$251,034

	Year Ending December 31, 2010 Guidance Range
	Low	High

Projected net Loss	$(3,500,000)	$(2,800,000)
Projected Interest	500,000	600,000
Projected Taxes	—	—
Projected Depreciation and Amortization	1,300,000	1,400,000

Projected EBITDA	(1,700,000)	(800,000)

Projected Share Based Compensation	3,800,000	4,100,000
Projected Reorganization Expenses	300,000	600,000

Projected Adjusted EBITDA	$2,400,000	$3,900,000

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com